JOY GLOBAL INC.	News Release
At the Company:	At Financial Relations Board:
James H. Woodward, Jr.	George Zagoudis
Executive Vice President and	Analyst Contact
Chief Financial Officer	312-640-6663
414-319-8517

FOR IMMEDIATE RELEASE
THURSDAY, DECEMBER 6, 2007

JOY GLOBAL INC. UPDATES FULL YEAR GUIDANCE

•  Discrete tax adjustments recorded in the fourth quarter
•  Business fundamentals, revenues and operating margins remain consistent with September guidance

Milwaukee, WI – December 6, 2007 – Joy Global Inc. (NASDAQ: JOYG), a worldwide leader in high-productivity mining solutions, today reported that, based on preliminary reviews, it will record tax adjustments in its fourth quarter that will increase the quarter’s book tax rate to approximately 51 percent and the book tax rate for the full year to approximately 38 percent.

The majority of the increase in the book tax rate relates to certain discrete tax items. These include taxes on dividends received from foreign subsidiaries during the quarter not previously forecasted, the resolution of an R&D study which resulted in the write-off of pre-bankruptcy R&D credits, and a reserve added following the quarterly evaluation of a previously disclosed contingent tax liability in South Africa. The effect of these discrete tax items will be a charge to fourth quarter and full year earnings of $18 million or $.16 per fully diluted share.

Reflecting good operational results for the quarter, the company is reaffirming its full year revenue guidance of $2.50 to $2.55 billion. With the changes in taxes described above, earnings per share will be $2.49 to $2.54 rather than the previous guidance of $2.65 to $2.70.

“Aside from these tax items, we will report strong operational results from our two businesses,” said Mike Sutherlin, President and CEO. “These results will show progress in the operational and supplier issues we have discussed on previous earnings calls, the initial signs of improvement in the U.S. coal market, and the continued strength in all of our international markets.”

The company will provide further details on these tax issues in its fourth quarter earnings release, scheduled for Wednesday, December 19th.

Quarterly Conference Call

The company’s fourth quarter and full year results will be released on December 19, 2007. Management will host a quarterly conference call the same morning at 11:00 AM EST. Investors and interested parties may participate on the call by dialing 800-649-5127 in the U.S. and 706-679-0637 elsewhere, both with access code #25403344. A rebroadcast of the call will be available until the close of business on January 31, 2008 by dialing 800-642-1687 or 706-645-9291, access code #25403344. Finally, a replay of the webcast will be accessible until January 31, 2008 through the Investor Relations website at (http://www.joyglobal.com/investorrelations/confcalls.jsp).

About the Company

Joy Global Inc. is a worldwide leader in manufacturing, servicing and distributing equipment for surface mining through P&H Mining Equipment and underground mining through Joy Mining Machinery.

Forward Looking Statements

The forward-looking statements in this press release are based on our current expectations and are made only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect new information. We cannot assure you the projected results or events will be achieved. Because forward-looking statements involve risks and uncertainties, they are subject to change at any time. Such risks and uncertainties, many of which are beyond our control, include, but are not limited to: the duration of the recovery of the international coal and copper commodity markets and the downturn in U.S. coal markets; sustained economic growth and stability in China and our continued access to the Chinese market for mining equipment; the cyclical nature of our original equipment businesses and the high costs of our manufacturing operations that can result in the under-absorption of manufacturing expenses; increased costs and constraints on the supply of major purchased items such as steel, castings, forgings and bearings can adversely affect profits and revenues; the large size and cost of our products that means that the timing of individual orders and shipments can cause fluctuations in our operating results; our significant international operations are subject to many uncertainties, meaning that a reduction in international sales or unfavorable change in foreign exchange rates could affect our financial results; possible adverse tax rulings; potential strikes or other labor union actions; inability to recover lost profits on uncollectible accounts receivable; the highly competitive environment that we operate in means that the actions of our competitors can affect our financial performance; regulations affecting the mining industry or electric utilities may adversely impact demand for our products; our growth may be hindered if we are unable to hire or retain qualified employees; unexpected adverse results in litigation or arbitration may reduce our profits; difficulties in integrating business operations we acquire could negatively impact the results of those acquired operations; and other risks, uncertainties and cautionary factors set forth in our public filings with the Securities and Exchange Commission.